UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2017

LION BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-53127	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

999 Skyway Road, Suite 150
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2017, the Board of Directors of Lion Biotechnologies, Inc. (the “Company”), adopted corporate goals for the determination of cash bonuses to be paid for the 2017 fiscal year. Under the plan adopted by the Board, cash bonuses, if any, will be paid to qualified participating employees upon the achievement of corporate goals and a review of personal performance, which is determined at the discretion of the Compensation Committee of the Board of Directors and/or the Board of Directors. The corporate goals, and the weight assigned to each of the goals, will apply to all officers and employees, although the target percentage of an executive officer’s salary that can be earned each year is specified in each executive’s employment agreement.

The target bonus payable to participating employees and officers will range from 10% to 30% of such recipient’s 2017 base salary, and the target cash bonuses for senior executive officers will be based on the percentage set forth in each executive officer’s employment agreement (which agreements provide for bonuses in the range of 35% to 50% of such executive’s 2017 base salary). The Company’s goal is to pay any earned bonus by March 15 of the year following the year in which the bonus is earned. The cash bonuses that officers and employees can receive will be based upon the following corporate goals and on a subjective evaluation of an individual’s performance. The corporate goals and objectives for each participant will be based on meeting certain goals with respect to the Company’s operational performance as follows: (i) Transferring the Company’s proprietary process for manufacturing the Company’s autologous cell therapy products to two of its manufacturers (weighted at 30%); (ii) further defining the registration path for LN-144 (weighted at 20%); (iii) completing enrollment of patients in a portion of the Company’s Phase 2 melanoma study by a specified date (weighted at 15%); (iv) enrolling specified number of patients by certain dates in the Company’s cervical and head and neck studies (weighted at 10%); (v) initiation of studies for two other indication (weighted at 10%); (vi) enrolling patients in pancreatic and glioblastoma trials (weighted at 5%); and (vii) meeting other team performance and budgetary goals (weighted collectively at 10%). The Board and Compensation Committee reserve the right to modify these goals and criteria at any time, to pay bonuses greater than the target percentages, and to grant bonuses to the participants even if the performance goals are not met.

Item 5.08.	Shareholder Director Nominations.

The Board of Directors of the Company initially scheduled its 2016 annual meeting of stockholders to be held on June 10, 2016. Because of a financing transaction that closed on June 8, 2016, the June 10, 2016 annual meeting had to be rescheduled, and was thereafter held on August 16, 2016 (the “2016 Annual Meeting”). On February 27, 2017, the Board of Directors of the Company established June 1, 2017 as the date of the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). Because the date of the 2017 Annual Meeting has been changed by more than 30 calendar days from the date of the rescheduled 2016 Annual Meeting, in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of such change.

In its definitive proxy statement filed with the SEC on July 7, 2016, the Company set a deadline of March 1, 2017 for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the Company’s proxy materials for the 2017 Annual Meeting. Because the date of the 2017 Annual Meeting has been changed by more than 30 calendar days from the date of the 2016 Annual Meeting, a new deadline has been set for submission of proposals by stockholders of the Company intended to be included in the Company’s 2017 proxy materials. Accordingly, stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2017 Annual Meeting must ensure that such proposal is received by the Company at 999 Skyway Road, Suite 150, San Carlos, California 94070, Attn: Corporate Secretary, on or before the close of business on March 15, 2017, which the Company has determined to be a reasonable time before it expects to begin to distribute its proxy materials for the 2017 Annual Meeting. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2017 Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2017	LION BIOTECHNOLOGIES, INC.

	By:	/s/ MARIA FARDIS
Maria Fardis, Chief Executive Officer